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                     ASSET PURCHASE AND SALE AGREEMENT



     ASSET PURCHASE AND SALE AGREEMENT, dated as of May 6, 1996  (the

"Agreement"), between Newcor, Inc., a Delaware corporation ("Seller"), and

ABB Flexible Automation, Inc.,  a New York corporation ("Buyer").



     WHEREAS, Seller wishes to sell, and Buyer wishes to purchase certain assets of  the industrial automation and assembly business and product lines of Seller's Wilson Automation Division  (the "Division") including certain tangible and intangible assets used in or relating to the Division,

its business or product lines (the "Business")



     NOW, THEREFORE, in consideration of the premises and the mutual and dependent covenants and representations hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:



     1.   PURCHASE AND SALE OF ASSETS.  On the terms and subject to the conditions of this Agreement and in reliance upon the mutual representations and warranties of the parties hereto, at the Closing

(hereafter defined) Seller shall sell, transfer and convey to Buyer, and

Buyer shall purchase and acquire from Seller, Seller's right, title and interest in and to the following assets wherever located  (the "Assets"):



          1.1  Intangible Assets.  All intangible assets owned by Seller or which Seller has a right to convey and which relate primarily to or are primarily associated with any product(s) or product lines of the Division or which are used or employed in the Business including, without limitation, (a) Seller's patents, patent applications and registrations,

trade secrets, know-how, shop rights, and licenses thereof, processes,

formulae, customer lists and files, inventions, discoveries, improvements,

proprietary or technical information, data, plans, designs, specifications,

drawings, CAD files and related computer software and the like; (b) Trade names, trademarks and service marks and registrations thereof and applications for registration, together with the goodwill of the Business symbolized by the marks and names, and copyrights, copyright registrations and applications for registration, and licenses in connection therewith,

including without limitation the name "Wilson";  (c) all financial,

inventory, production, sales, marketing records, product-related computer software including customer service database software, product literature,

advertising and trade show literature; (d) Sales, marketing and business plans and forecasts; and (e) Rights of Seller under licenses, assignments,

secrecy and royalty agreements relating to any patents, trademarks,

copyrights, proprietary rights or trade secrets of others, and under agreements of the Seller with others, including employees, relating to disclosure, ownership, assignment or patenting with respect to any proprietary rights, trade secrets, know-how, inventions, discoveries,

processes, or formulae (all of the foregoing being hereinafter referred to individually as an "Intangible Asset" and collectively as the "Intangible

Assets")  including, without limitation the Intangible Assets listed on the attached Schedule 1.1.



          1.2  Tooling. The tools, patterns and fixtures ("Tooling") as listed on the attached Schedule 1.2.



          1.3  Designated Inventories.  Certain inventories of the Division

(the "Designated Inventories") as itemized in the following Schedules:



               Schedule 1.3.1  -   "Finished Units"    - Complete, fully

          assembled assembly  and automation units ("Finished Units").



               Schedule 1.3.2  - "Systems Inventories"  - Complete or

          partially completed assembly and automation systems ("Systems

          Inventories") for particular customer applications or orders and all work in progress in respect thereof including, without limitation, all software, and the work product of engineering and related services performed by the Division on each such system up to the date hereof, and all materials, components or assemblies on hand or on order from vendors for each such system as of the date hereof.



               Schedule 1.3.3  - "Service Parts Inventories"   - Parts,

          components, items and materials for the maintenance and servicing of assembly and automation systems.



               Schedule 1.3.4 - "Stock Inventories" - Spare parts,

          components and/or assemblies for the Finished Units and Systems

          Inventories referred to in 1.3.1 and 1.3.2 above (i.e., "Sof

          Stop" components, aluminum extrusions, gears, rollers, etc., for transport).



               Schedule 1.3.5 - "Consigned  Inventories" - Finished Units,

          Systems Inventories, Finished and Service Parts Inventories and

          any spare or maintenance parts therefor which are in the physical possession or custody of others whether pursuant to any

          Designated Contract which is a "Consignment Agreement" (as defined in Subsection 8.1.9 hereof) or otherwise.



          1.4  Designated Contracts.    Those certain contracts,

agreements, leases, licenses, sales or purchase orders in effect between the Division and customers, suppliers, vendors, distributors, agents or other parties relating to the Assets or the Division and/or its business which are specifically identified on the attached Schedule 1.4 and purchase orders issued by the Division to vendors to the extent such purchase orders are specifically identified to customer contracts set forth on Schedule 1.4

(the "Designated Contracts").



          1.5  Miscellaneous Assets.    Those miscellaneous items of

personal property which are itemized on the attached Schedule 1.5,

including, without limitation, certain telephone system, computers and furniture.



          1.6  Machinery and Equipment.  The machinery and equipment set forth on Schedule 1.6.



     2.   EXCLUDED ASSETS/LIABILITIES.

          2.1  Excluded Assets.  Buyer will purchase the Assets, and only the Assets, as described in Section 1 hereof.  All other assets and properties of the Division, whether reflected in the Balance Sheet,

including, without limitation, all cash, cash deposits, marketable securities and other cash equivalents, real estate, buildings, plant and building and plant improvements, overhead adjustments of every type,

capitalized POC profit, good will, accounts receivable, all inventories other than the Designated Inventories, the names "Newcor", and all contracts, agreements, leases, sales and purchase orders other than the

Designated Contracts  (being hereinafter referred to individually as an

"Excluded Asset" and collectively as the "Excluded Assets") shall be retained by and remain the property of Seller.

          2.2  Excluded Liabilities.  All liabilities and obligations of the Seller in respect of (i) the Business except in respect of certain trade payables and customer advances to the extent such payables and advances are reflected in the Closing Balance Sheet and the forward obligations of the Division under Designated Contracts expressly assumed by Buyer at Closing, (ii) the Assets and (iii) the employees shall be expressly excluded and retained by Seller, including without limitation commissions payable to employees and to agents.

     3.   CONSIDERATION AND PAYMENT.

          3.1  The consideration for the Assets and for Seller's non-

competition covenant contained in Subsection 11.1 hereto ("Seller's Non-

Competition Covenant") is as follows (the "Purchase Price"):

          3.1.1     An amount to be paid in cash at Closing equal to the

          "net book value" (hereafter defined) of the Assets at the Closing

          Date, as estimated by Seller in good faith (utilizing, among other things, the most recent unaudited balance sheet of the

          Business available at the time such estimate is made), adjusted as provided in Subsection 3.3, hereof, plus one (1) million dollars ($1,000,000), which amount the Seller has estimated is a negative value, in which case, Seller shall pay Buyer an amount equal to each value by wire transfer in immediately available funds to an account designated by Buyer and notified to Seller within three (3) days prior to the Closing Date.  For purposes of this Agreement " net book value" shall be determined as set forth in Schedule 3.1.1. pursuant to the Accounting Principles (as defined in Schedule 3.1.1).  For greater clarity at Closing,

          Buyer and Seller shall exchange a Closing Statement which shall identify the net book value of the Assets and the amounts paid by

          Seller.





               3.1.2     On or before March, 1, 1997 an amount in cash (the

          "Earn Out") equal to the amount by which the "operating profit"

          of the "Wilson Business" exceeds $1,950,000; provided that the

          Earn Out shall not exceed $1,250,000 plus one-half (1/2) of the operating profit of the Wilson Business in excess of three million two hundred thousand dollars ($3,200,000).  If operating profit of the Wilson Business is less than $1,950,000, there shall be no Earn Out payment and Seller shall pay Buyer an amount in cash (the "Short Fall")  equal to the result obtained after subtracting the actual operating profit of the Wilson Business as at 12/31/96 from $1,950,000; provided that the maximum amount payable by Seller as the Short Fall shall not exceed $350,000.

          In the event that the operating profit of the Wilson Business exceeds $3,200,000 the Buyer and Seller shall share equally such excess after giving effect to provisions of the first sentence of this Section 3.1.2.  On or before February 1, 1997, Buyer shall advise Seller of its calculation of the operating profit of the

          Wilson Business, and its calculation of the Earn Out or Short

          Fall.  Buyer shall promptly afford Seller and its representatives an opportunity to review the accounts of the Wilson Business,

          together with all supporting detail and Seller's working papers used in calculating the operating profit of the Wilson Business.

          Buyer and Seller agree that the payments, if any, required to be made by each hereunder shall be made on or before March 1, 1997,

          unless either shall have objected in writing to the amount to be paid by the other under this Section (an "Earn Out Objection").

          In the event of an Earn Out Objection the parties shall submit the objection for resolution under Section 3.3.4, hereof.  For purposes of this Agreement "operating profit" and "operating loss" shall each be calculated as provided in Schedule 3.1.2.

          The term "Wilson Business" shall have the meaning set forth in

          Schedule 3.1.2.



          3.1.3     Buyer shall have the right to set-off any amounts due

          to it under Subsection 3.1.2 hereof, against any amounts payable by it under Subsection 3.1.1 hereof.



          3.2  Allocation of Purchase Price. Buyer and Seller agree to allocate the Purchase Price in a mutually agreeable manner following

Closing, as required pursuant to section 1060 of the United States Internal

Revenue Code in their respective filings with the Internal Revenue Service.

Buyer shall propose an allocation following Closing subject to mutual agreement of Seller and Buyer.



          3.3  Purchase Price Adjustment.

               3.3.1     Inventory Adjustment.  Immediately prior to

               Closing, Buyer and/or Seller shall cause a physical audit of the inventory to be taken.  To the extent the audit is not complete prior to Closing, it may be continued following

               Closing.  Representatives of Seller's auditor, Coopers &

               Lybrand may assist in the audit.  Buyer and its

               representatives, KPMG Peat Marwick, may assist during the

               audit.  Seller and Buyer shall coordinate and cooperate one with the other in respect of the timing and conduct of the physical audit.  Inventory is to consist of items of a

               quality and quantity usable and salable in the normal course of the Business and will be valued at the lower of cost or realizable market value or adequate reserves will be

               provided therefor as of the date of the Balance Sheet and as of the date of  Closing Balance Sheet (hereafter defined)

               all in accordance with the Accounting Principles.  The

               Seller shall promptly afford the Buyer and its

               representatives an opportunity to review the accounts of the

               Division in respect of the Balance Sheet, the net book value of the Assets and the Closing Balance Sheet, together with all supporting detail and Seller's and its auditor's working papers used in the preparation of  the Balance Sheet.



               3.3.2     Net Book Value Adjustment.

               Within sixty (60) days following the Closing Date, Buyer

               shall prepare pursuant to the Accounting Principles and

               deliver to Seller a balance sheet as of the close of

               business on the Closing Date which shall reflect among other things the (i) adjustment to inventory resulting from the

               physical audit conducted pursuant to Subsection 3.3.1 hereof

               (the "Closing Balance Sheet") and (ii) Buyer's determination of the net book value of the Assets as at the Closing Date

               (the "Closing Book Value").  Unless the Seller shall give

               written notice to the Buyer of any objection (the

               "Objection") to the Closing Balance Sheet or the

               determination of Closing Book Value on or before thirty (30)

               days after its receipt thereof, the Seller will be deemed to have accepted the Closing Balance Sheet and such

               determination.



                         3.3.3     If the Closing Book Value as finally

               determined pursuant to Subsection 3.3.2  above, exceeds the

               "net book value" of the Assets at the Closing Date, as

               estimated by Seller and used under Section 3.1.1 (not

               including the $1,000,000 amount added thereto under Section

               3.1.1) then the Buyer shall pay to the Seller an amount in cash equal to such excess within ten (10) days following

               such determination.  If the Closing Book Value is less than the Seller's estimate of the "net book value" of the Assets at the Closing Date used under Section 3.1.1, then the

               Seller shall pay to the Buyer an amount in cash equal to

               such difference within ten (10) days following such

               determination.  In either case, with interest from and

               including the Closing Date to, but excluding the date of

               payment, at the prime rate in effect on the Closing Date as reported by Citibank, N.A.



                         3.3.4     The Objection or Earn Out Objection, if

               any, shall specify in reasonable detail the items as to

               which the party objects and the basis of  each such

               objection and in the case of an objection under Section

               3.3.2, the Seller's determination of the Closing Book Value based upon the Objection.  If the Objection or Earn Out

               Objection cannot be satisfied by negotiation between the

               parties within thirty (30) days of the Objection or Earn Out

               Objection, as the case may be, the Objection or Earn Out

               Objection, as the case may be, will be referred for

               arbitration to Ernst & Young (Detroit office), or, if such firm is unable or unwilling to act, such other independent accounting firm as shall be agreed upon by the parties

               hereto in writing (in either case, the "Accounting

               Arbitrator").  The Accounting Arbitrator will be instructed to select, at its discretion, the individual members of its firm  who will have primary responsibility for this matter and will be instructed to reach a determination within sixty

               (60) days from the date of referral.  The Accounting

               Arbitrator will be instructed further that it must choose

               (i) either the Seller's determination of the Closing Book

               Value or the Buyer's determination of the Closing Book Value in the case of an Objection or (ii) Buyer's determination of the Earn Out or the Short Fall or Seller's determination of the Earn Out or the Short Fall, as the case may be.  The

               decision of the Accounting Arbitrator will be final and

               binding upon the parties and enforceable as an arbitration award pursuant to the Uniform Arbitration Act and the

               Federal Arbitration Act.  The Accounting Arbitrator shall

               have no power to alter or amend the provisions,  terms or

               conditions of this Agreement or to render a determination

               inconsistent with the same.  The fees and expenses of the

               Accounting Arbitrator engaged pursuant to this Subsection

               shall be borne by the party whose position the Accounting

               Arbitrator does not choose.



     4.   CLOSING/TITLE. Completion of the sale and purchase of the Assets shall be effected at a closing (the "Closing") to be held at the offices of the Buyer at 1250 Brown Road, Auburn Hills,  MI, on May 6, 1996,

commencing and deemed to be effective at 9:00 A.M., or at such other place,

date and time as shall be mutually agreed upon by the parties but not later

than May 15, 1996.   If the Closing is not consummated on or before May 15,

1996,  either Seller or Buyer may at any time thereafter terminate its obligations under this Agreement by written notice to the other party or parties, without liability of any kind; provided, however, that this right of termination shall not be available to any party whose breach of this

Agreement caused or permitted the non-occurrence of the Closing.  The date of the Closing is referred to herein as the "Closing Date".  Title to the

Assets shall pass to Buyer in place  upon Closing.



     5.   ACCESS TO ASSETS, RECORDS, INFORMATION, ETC.  Seller agrees that,

during the period commencing on the date hereof, (a) it will give or cause to be given to Buyer and its representatives reasonable access to all of the Assets and the properties, inventories, offices, books, contracts,

commitments and records of Seller wherever situated relating, in whole or in part, to the Business  and will exert its best efforts to obtain similar access to the premises of others, including customers of Seller or the

Division, upon which any Assets are located, for the purpose of inspecting same including, in particular, Consigned Inventories, if any;  (b) it will furnish or cause to be furnished to Buyer and its representatives such lists, schedules, records, documents, financial and operating data and information with respect to the Business and Assets as Buyer shall from time to time reasonably request; and (c) the Buyer and its representatives shall be entitled to consult with representatives, officers and employees of the Division and/or Seller having knowledge of the Assets, and the

Division, its products, and the Business.



     6.   NO ASSUMPTION OF DEBTS, OBLIGATIONS OR LIABILITIES.

Except for the payment and/or performance of obligations expressly assumed by Buyer in respect of the Designated Contracts which will be assigned to

Buyer at Closing and the liabilities specifically identified on the Closing

Balance Sheet (the "Closing Balance Sheet liabilities"),  Buyer is not assuming and shall not assume  and shall have no responsibility for or be or become liable in any manner to pay, perform or discharge any debt,

liability, obligation or expense of or relating to the Seller, the Division or the Business, or arising out of or in connection with any materials,

products, goods or services, manufactured, processed, assembled, sold,

rendered, delivered or placed in commerce prior to the Closing by Seller,

the Division or the Business other than in respect of the Designated

Contracts, without regard to when the event, occurrence, contingency or condition giving rise to such debt, liability, obligation or expense shall occur, whether before or after the Closing, of any nature, whether direct,

indirect, accrued, absolute, contingent, secured, unsecured, known,

unknown, foreseen or unforeseen, and Seller shall retain and be responsible for all such debts, liabilities, obligations and expenses.



     7.   TRANSACTIONS TO BE EFFECTED AT CLOSING. At Closing:

          7.1  Seller shall:

               7.1.1     execute and deliver to Buyer such bills of sale

               with covenants of title, instruments of assignment, third

               party consents, releases and acceptances, each in form and substance satisfactory to Buyer's counsel,  as shall be good and sufficient to transfer to and vest in Buyer title in and to the Assets, free and clear of all liens, security

               interests, charges, levies and encumbrances of any kind.  If and to the extent that the full and effective assignment of any of the Designated Contracts to be transferred to Buyer pursuant hereto shall require the consent of any person or entity, Seller shall use its best efforts to obtain such

               consent and to deliver to Buyer written confirmation thereof in a form satisfactory to Buyer's counsel at Closing.  If

               Seller shall not have obtained such consent(s) on or prior to the Closing Date,  then such contract(s) shall be

               retained by and remain the responsibility of Seller,

               provided that if Seller shall not have obtained the written consent of the persons listed in Schedule 7.1.3, attached

               on or before the Closing Date then Buyer may in its

               discretion terminate this Agreement whereupon Buyer shall

               have no liability of any kind to Seller and this Agreement shall be null and void and without force and effect.



               7.1.2     execute and deliver to Buyer a lease of the plant

               and premises currently used by the Division at 27191

               Groesbeck Highway, Warren, Michigan (the "Plant")

               substantially in the form attached as Exhibit  7.1.2 (the

               "Lease").



               7.1.3     execute and deliver to Buyer a Service Agreement

               pursuant to which Buyer will perform manufacturing, assembly installations, warranty work and the like for Seller as an independent contractor, substantially in the form attached as Exhibit  7.1.3 (the "Service Agreement").



               7.1.4     execute and deliver to Buyer an assignment of

               manufacturers' warranties applicable to the Assets.



          7.2  Buyer shall:

               7.2.1     pay or cause to be paid to Seller the amounts as

          specified in Subsection 3.3.1 hereof; and

               7.2.2     execute and deliver a written undertaking,

          substantially in the form set forth in Exhibit 7.2.2 (the

          "Assignment and Assumption Agreement") pursuant to which Buyer shall assume the  "forward obligations" of Seller under the

          Designated Contracts and certain trade payables and customer advances expressly set forth as the Closing Balance Sheet as and to the extent the same shall be assigned to and accepted by Buyer at Closing under the Assignment and Assumption Agreement.  As used herein, "forward obligations" shall mean obligations of

          Seller under Designated Contracts in respect of which performance by Seller in accordance with the terms of such contract shall be due as of a date or time subsequent to the Closing.



          7.3  Conditions to Obligation to Close.

               7.3.1     Conditions of Buyer's Obligations.

          The Buyer's obligation to effect the sale at Closing is subject to the satisfaction as of the Closing Date of the following conditions precedent:

                    7.3.1.1   Each representation and warranty of Seller

          set forth      in Section 8 hereof shall be true and correct as

          of the Closing as though then made and Seller shall have

          performed and observed in all material respects each covenant required to be performed by it hereunder prior to Closing.

                    7.3.1.2All applicable waiting periods (and extensions

          thereof) under all applicable laws, if any, shall have expired or terminated.

                    7.3.1.3 No action, suit or proceeding is pending or

          threatened the result of which could prevent or prohibit the consummation of the transaction contemplated hereby or adversely affect the Buyer's right to own or operate the Assets or conduct the Buyer's business or the Seller's obligations hereunder or under the Lease or Service Agreement and no judgment, order,

          decree or injunction having any such effect shall exist.

                    7.3.1.4   All consents will have been obtained and

          Seller shall   have executed and delivered the Lease, the Service

          Agreement and the Warranty Assignment.

                    7.3.1.5   Seller shall have delivered or caused the

          delivery of such opinions, certificates (including a "good standing" certificate) and other documents and instruments as

          Buyer and its counsel shall reasonably request.

               7.3.2     Seller's obligations to effect the sale at Closing

          is subject to the satisfaction of the following conditions precedent:

                    7.3.2.1   Each representation and warranty of Buyer set

          forth in Section 9 hereof shall be true and correct as of the

          Closing as though then made and Buyer shall have performed and observed in all material respects each covenant required to be performed by it hereunder prior to Closing.

                    7.3.1.2   All applicable waiting periods (and extension

          thereof) under all applicable laws, if any, shall have expired or terminated.

                    7.3.2.3   No action, suit or proceeding is pending or

          threatened the result of which could prevent or prohibit the consummation of the transaction contemplated hereby or adversely affect the Buyer's obligations hereunder or under the Lease or

          Service Agreement and no judgment, order, decree or injunction having any such effect shall exist.

                    7.3.2.4   Buyer shall have executed and delivered the

          Lease, the Service Agreement and the Assignment and Assumption

          Agreement.

                    7.3.1.5   Buyer shall have delivered or caused the

          delivery of such opinions, certificates (including a "good standing" certificate) and other documents and instruments as

          Seller and its counsel shall reasonably request.



     8.   REPRESENTATIONS AND WARRANTIES OF SELLER.



          8.1  Seller represents and warrants to Buyer as follows:

               8.1.1     Organization and Good Standing.    Seller is a

          corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in the State of Michigan and  it

          has all requisite power and authority to own, lease and operate the Assets and to conduct the Business as now being conducted,

          and to enter into this Agreement and any other agreement provided herein or contemplated hereby and to perform its obligations hereunder and thereunder.



               8.1.2     Authority Relative to this Agreement.   The

          execution, delivery and performance of this Agreement, and the consummation by Seller of the transactions provided for herein and contemplated hereby have been duly and validly authorized by the Board of Directors of Seller and no other corporate action is necessary therefor.  This Agreement has been duly executed and delivered by Seller and constitutes, and the agreements and instruments relating to the transactions provided for herein and contemplated hereby, after being duly executed and delivered by

          Seller, will constitute the legally valid, binding and

          enforceable obligations of Seller in accordance with their respective terms, except as the same may be limited or otherwise affected by applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and equitable principles.

          Except as set forth on Schedule 8.1.2, the execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein and contemplated hereby by

          Seller, will not violate, result in a breach of, constitute a default under, extinguish or adversely affect any rights under,

          require consent, waiver, approval, notice or other actions under,

          result in the creation of any lien on any of the Assets under, or otherwise conflict with, any applicable federal, state or local law or regulation or any of the provisions of,  the Certificate of Incorporation or by-Laws of Seller or any indenture, mortgage,

          deed of trust, loan or credit agreement, promissory note,

          evidence of indebtedness or decree or judgment, lease, agreement or instrument to which Seller is a party or to which any of the

          Assets may be subject or be bound.



               8.1.3     Balance Sheet/Income Statement.    Attached as

          Schedule 8.1.3 are the balance sheet for the Division (the

          "Balance Sheet") as at March 31, 1996  (the "Balance Sheet

          Date"), (prepared by Seller and reviewed by Seller's auditor's,

          Coopers & Lybrand ) which consolidates all operations of the

          Division and a Statement of Income as at the Balance Sheet Date

          (prepared by Seller and reviewed by Coopers & Lybrand) which fairly presents the results of operations of the Business for the period indicated.  The Balance Sheet fairly presents the Assets and  liabilities  as of the Balance Sheet Date.  Except as set forth in Schedule 8.1.3, the Balance Sheet and Statement of

          Income were prepared in accordance with the Accounting Principles applied on a basis consistent with the preparation of Seller's prior year end audited financial statements.



               8.1.4     Accounts Payable.   The accounts payable of the

          Division reflected on the Balance Sheet and all accounts payable arising after the Balance Sheet Date and on or prior to the

          Closing Date arose and will arise from bona fide arms length transactions in the ordinary course of the Seller's Business,

          have been or shall be reflected in full on the books of the

          Seller's Business and are not yet due and payable.

               8.1.5     Equipment Etc. All of the machinery, equipment and

          vehicles of a material nature currently used in the Business,

          whether reflected on the Balance Sheet and whether owned or leased,  are in good repair and operating condition, are

          structurally sound and are free from defects except such normal wear and tear and such defects as will not substantially

          interfere with continued use thereof in the conduct of usual operations of the Business.

               8.1.6     Designated Inventories.  The Designated

          Inventories shown on the Balance Sheet and the inventories acquired after the date of the Balance Sheet consist and on and prior to the Closing Date will consist of  items of merchantable and standard quality and condition, usable or saleable in the normal course of  the Business and, if saleable, are saleable at values not less than the book value amounts thereof.  The value of the Designated Inventories as carried on the books of Seller's

          Business reflects the lower of cost or realizable market value of said inventories using the first-in, first out method of

          inventory accounting, all in accordance with the Accounting

          Principles consistently applied.  The values of all items of obsolete materials and of materials below standard quality have been written down to realizable market value or adequate reserves have been provided therefor.

               8.1.7     Title to Assets: Absence of Liens and

          Encumbrances.  Except    as set forth in Schedule 8.1.7, Seller

          has good and marketable title to all of the Assets, the Plant and to the real and personal property of the Division, free and clear of all liens, charges, security interests,  leases and

          encumbrances except the liens for current taxes not yet due and payable.  Seller has not received notice of any material

          violation that remains uncured of any applicable zoning,

          environmental or other law order, regulation, ordinance or requirement relating to the Plant, the Division, the Assets, the

          Business or the real property used by the Division, and to the best of its knowledge after due inquiry all plants, buildings and structures used by the Division or the Business conform with all applicable laws, ordinances, codes and regulations in all

          material respects.

               8.1.8     Tax Matters.   The Seller has duly filed with the

          appropriate federal, state, local and other governmental

          agencies, including foreign governmental authorities where appropriate, all tax returns, including sales tax returns,

          information returns and reports required to be filed; has paid in full or made adequate provision for the payment of all taxes

          (including taxes withheld from employees' salaries and other withholding taxes and obligations), interest, penalties,

          assessments or deficiencies shown to be due on such tax returns or by any taxing authority, except such amounts being contested in good faith by appropriate proceedings; and all information reported on such returns is true, accurate and complete in all

          material respects.   All claims for taxes due and payable by the

          Seller have been paid or are being contested in good faith by appropriate proceedings.  Except as set forth in Schedule 8.1.8.,

          the Seller is not a party to any pending action or proceeding,

          assessment or collection of taxes with respect to it by any governmental authority, foreign or domestic and no tax statute of limitations applicable to the Division or the Business has been extended by consent of Seller.



               8.1.9     Agreements in Respect to Consigned Inventories.

          Attached hereto as Schedule 8.1.9 hereof is a complete list and description of all arrangements, contracts, agreements and documents reflecting all lease, rental, lease-purchase,

          conditional sale, sale on consignment or similar arrangements

          (collectively referred to as the "Consignment Agreements")

          applicable to the Division between Seller and others pursuant to which others have possession, custody or possessory or non-

          possessory rights or interests in any Consigned Inventories.

          Except as otherwise indicated on Schedule 8.1.9,  in respect of the Consigned Inventories under each such Consignment Agreement,

          the Division is entitled to the return thereof within 90 days from the date hereof.

               8.1.10    Backlog of Orders.  The backlog of orders of the

          Division is set forth in the attached Schedule 8.1.10 (to be supplemented at the Closing) which describes all orders over

          $25,000 under which the Division is obligated for the design,

          manufacture, assembly, sale, delivery or installation of

          automation,  equipment and/or assembly systems, products or services.  Except as described on Schedule 8.1.10, all such orders are, or will be as of the Closing, legally binding and enforceable in accordance with their respective terms except as the same may be limited or otherwise affected by applicable bankruptcy, insolvency or other laws affecting creditors'  rights generally and equitable principles.  In respect of each of the orders or contracts identified in Schedule 8.1.10, having an order or contract price of $ 25,000 or more, Seller's full manufacturing costs (i.e., material, labor and burden applied to the orders in backlog) as reflected on Seller's books to date have not in each case exceeded the price as provided in each such order or contract.  Seller warrants that (a) to the best of

          Seller's knowledge the cost to date and the cost to complete such contract or order within the time as specified therein will not exceed the price as provided in such contract or order, (b) no delay in the completion of performance of such contract or order within the time specified for performance on the part of the

          Division is now expected or anticipated and Seller has no reason to believe that there will be any such delay and (c) no such contract or order has been canceled nor has Seller any reason to believe after due inquiry that any such contract or order will be canceled.



               8.1.11    Certain Contracts.  Attached hereto as Schedule

          8.1.11 hereof is a  list of each presently existing lease,

          contract, commitment or other understanding of Seller pertaining to the Division, its Business or the Assets which involves (i)

          the procurement of any materials, items, components, services or software in connection with any of the orders identified in

          Schedule 8.1.10 or (ii) payment by Seller of more than $10,000 or

          (iii) a period of time  more than six  (6) months from the date hereof.



               8.1.12    Employees/Employee Relations. There has been

          delivered to Buyer a list dated as of May 2, 1996,  of the names,

          titles, date of hire, date of birth, and social security numbers for employee benefit purposes and current annual compensation,

          including bonuses and commissions, of those employees of Seller who are employed in the Business. The Seller has good employment relations and good labor relations insofar as the Division is concerned.  There are no controversies pending between, or to the best of Seller's knowledge, threatened against, Seller and any of the Division's employees, former employees, job applicants or any association or group of such persons.  The Seller has complied in all material respects with all the laws applicable to the

          Business relating to employment, including any provisions thereof relating to wages, hours, collective bargaining, equal employment opportunity, discrimination, fair-employment practices and the payment of social security and similar taxes.  The Seller knows of no activities or proceedings of any labor union (or

          representatives thereof) to organize any unorganized employees of the Seller employed in the Division, nor of any work stoppages,

          or threats thereof, by or with respect to any such employees of the Seller.  During the twelve-month period preceding the date hereof, there have not been any significant employee relations or labor troubles involving persons employed in the Division.

          Except as set forth in Schedule 8.1.12, to the best of the knowledge of the Seller, there are no present employees of the

          Seller employed in the Division who will not be available for employment by or for the benefit of the Buyer.  There are no pension plans in which employees of  the Division participate

          (the "Pension Plans"),  consulting agreements, employment

          contracts or collective bargaining agreements relating to any employees of the Seller employed in the Division except as disclosed in Schedule 8.1.12 hereto.  Schedule 8.1.12 sets forth all commission, bonus and incentive compensation contracts,

          policies and arrangements written or oral under which employees employed in the Division receive or will receive compensation.

          There have been no prohibited transactions as defined in the

          Employee Retirement Income Security Act of 1974, as amended, in respect of the Pension Plans.  Each of the respective Pension

          Plans is, or following Closing will be, funded in compliance with applicable law.  None of the Pension Plans are "multi-employer"

          pension plans.



               8.1.13    Patents, Trademarks, Trade Secrets, Know-How,

          Copyrights.

          The Intangible Assets identified in Schedule 1.1,  are all patents, patent applications and registrations and all trade names, trademarks and service marks and the registrations thereof and applications for registration, and all copyright

          registrations and applications for registration, and all trade secrets, unpatented know-how and license rights employed in the

          Business.  Attached hereto as Schedule 8.1.13 is a list of all agreements under which Seller has granted any rights or licensed or conveyed any interest in respect to any of the Intangible

          Assets.  Except as set forth in Schedule 8.1.13 Seller owns, or is licensed or entitled to use, all technology, know-how, trade secrets and processes necessary for the operation of the Business as currently operated.  All trade names, trademarks and service marks and the registration thereof and applications for

          registration, all copyrights, copyright registrations and

          applications for registration and all patents and patent

          applications and registrations assigned or licensed hereunder are in good standing, are free from any security interest, lien or encumbrance, Seller is not in default in respect thereof and have not been, and are not now being,  challenged or involved in any pending or, to the best of Seller's knowledge threatened

          infringement proceeding, except as disclosed in attached Schedule

          8.1.13.   None of the products manufactured or sold by the Seller

          in the Business or processes used by the Seller in the

          manufacture of such products in the Business  infringes upon any patent,  trademark, shopright, or copyright of any other person,

          except as disclosed in attached Schedule 8.1.13.  There are no pending or, to the best of Seller's knowledge,  threatened claims of infringement of any rights of any third party in respect of the products manufactured or sold, or processes utilized by the

          Seller in the Business, except as disclosed in Schedule 8.1.13.



               8.1.14    Franchises, Sales Agencies, Distributorships.

          Attached hereto as Schedule 8.1.14 hereof  is a list of all franchises, concessions, sales,  agencies, distributorships and similar contracts or arrangements pertaining to the Division.



               8.1.15    Powers of Attorney. Except as otherwise described

          on the attached Schedule 8.1.15, no person, firm or corporation holds any power of attorney with respect to the Division, the

          Business or any of the Assets which will have any binding effect upon the Business, the Assets or the Buyer on or after the

          Closing.



               8.1.16    Permits and Authorizations.   The attached

          Schedule 8.1.16 lists all licenses, permits, consents, approvals,

          authorizations, qualifications, orders and similar permissions of governmental authorities (federal, state and local) of a material nature held or required for the operation of the Division, the

          Business, the Plant or any of the Assets.  Seller acknowledges delivery to Buyer of  the originals or certified copies of each such license permit, consent, etc.



               8.1.17    Insurance.     The Assets and the Plant are

          insured for the benefit of Seller under the policies indicated on

          Schedule 8.1.17.    The Seller is covered by comprehensive

          general liability insurance with respect to the Assets and the

          Division including insurance against all product liability claims relating to products or services manufactured, assembled, sold or delivered by the Division under the policies indicated on

          Schedule 8.1.17.   Each of the insurance policies listed on

          Schedule 8.1.17 attached is issued by an issuer of recognized responsibility, is in full force and effect, has such unused amounts of coverage as of the date hereof as are indicated on

          Schedule 8.1.17, and has not been canceled, bargained away or compromised by any insured party thereto.



               8.1.18    Validity of Contracts, Leases and Agreements.

          All contracts, orders, leases, agreements and arrangements identified on Schedules 8.1.9,  8.1.10, 8.1.11, and 8.1.14  are

          in full force and effect and are valid and enforceable in

          accordance with their respective terms,   except as the same may

          be limited or otherwise affected by applicable bankruptcy,

          insolvency and other laws affecting creditors' rights generally and equitable principles, are entered into consistent with good business practice on "arms length" terms and conditions,  are adequate for the purposes for which they are intended.  Except as disclosed on Schedule 8.1.18, Seller is not in breach or default in the performance of any of its material obligations thereunder;

          and, to the best of Seller's knowledge no other party thereto is in default thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder or which with the passage of time will constitute or result in a breach of, or default under, any such contract, lease or agreement.

               8.1.19    [Reserved]

               8.1.20    Government Licenses, Permits and Compliance with

          Law. Seller holds all requisite licenses and permits from

          federal, state and local governmental authorities for the

          operation of the Assets and the business of the Division as presently conducted by Seller ("Permits") including without limitation permits required in connection with the painting activities at the Plant.  All such licenses and permits are listed in Schedule 8.1.20.

          Seller has operated the Business  so as to comply in all material respects with all permits and applicable laws and regulations.

          Except as set forth on Schedule 8.1.20, all permits issued to

          Seller in respect of the operation of the Assets at the Plant may be assigned by Seller to Buyer without the consent of the

          permitting authority.



               8.1.21    Certain Claims.     Attached hereto as Schedule

          8.1.21 is a listing of all claims made or asserted against Seller in writing, whether the subject of litigation or not, within the last five (5) years, which involved or allege injury to or death of  persons or damage to property arising from or in connection with any products, assembled, manufactured, sold or supplied or services rendered by the Division or in connection with the

          Business.



               8.1.22    Litigation and Contingent Liabilities.

          Except as described in Schedules 8.1.21 and the attached Schedule

          8.1.22, there is no litigation, action, suit,  proceeding,

          investigation or claim pending, or, to the best of Seller's knowledge,  threatened by or against or relating to the Seller or the Division, the Business or the materials, products, systems or services whether purchased, used, assembled, manufactured, sold or supplied by or for the benefit of the Division or in respect of  the Assets or the transactions contemplated by this

          Agreement, nor, to the best of Seller's knowledge  is there any basis for any such litigation or claim. Neither the Seller nor any of its properties, including the Plant, is subject to any decree, judgment or order of any court, agency or by consent,

          affecting the Division, the Assets or the Business.  Except as

          expressly stated in the Balance Sheet, there is no contingent liability of the Seller as of the Balance Sheet Date relating to the Division, the Business or the Assets.

               8.1.23    Conditions Affecting the Division; Forecasts.

          To Seller's best knowledge after due inquiry, there are no conditions existing or anticipated (whether as a result of the transactions contemplated hereby or otherwise) with respect to the Division's products, customers or suppliers which will materially adversely affect the Division's business, assets  or prospects other than the matters as disclosed in the attached

          Schedule 8.1.23.



                    8.1.24    No Brokers.    All negotiations relative to

          this Agreement and the transactions contemplated hereby have been carried on by Seller and its counsel directly with Buyer and its counsel without the intervention of any person as the result of any act of Seller or its counsel in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment,

          provided that Seller has retained, and will stand responsible for all fees, costs and expenses in connection with the services of

          Roney & Co.



               8.1.25    Absence of Undisclosed Liabilities.     Except as

          and to the extent specifically provided for in the Balance Sheet,

          as of the Balance Sheet Date, the Seller had, and except as and to the extent specifically provided for in the Closing Balance

          Sheet, the Closing Balance Sheet will have,  no liabilities or obligations of any kind relating to the Assets, the Division or the Business (whether secured, unsecured, accrued, absolute,

          contingent, direct, indirect, or otherwise) of a nature or type customarily reflected in a corporate consolidated balance sheet prepared in accordance with the Accounting Principles,

          including, without limitation, any tax liabilities due or to become due, and whether or not incurred in respect of or measured by the operations or income of the Division for any period prior to the close of business on the Balance Sheet Date, or on the

          Closing Date, as the case may be, or arising out of transactions entered into, or any state of facts existing, prior thereto.



               8.1.26    No Adverse Change.  Except as disclosed on

          Schedule 8.1.26 attached, during the period from the Balance

          Sheet date to the date hereof, there has not been any material adverse change in the assets or business of the Division or any material adverse change in the financial condition or results of operations of the Division and there has not occurred any act of

          God, action of government, labor dispute, civil disturbance,

          natural disaster, accident or other act or event beyond the control of  Seller which has resulted in any material damage or destruction of the Assets or impairment of their value.



               8.1.27    Disclosure:    No representation or warranty by

          the Seller, nor any statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.



               8.1.28    Environmental Matters.   The Seller is in

          compliance

          with all Environmental Laws (hereafter defined), except as

          disclosed in Schedule 8.1.28, attached.   The Seller is in

          compliance with all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the

          occupation and operation of the Plant, the Assets and  the

          Business, except as disclosed in Schedule 8.1.28, attached.  The

          Seller has not received any written notice of any violations or liabilities, including any investigatory, remedial or corrective obligations, arising under Environmental Laws and relating to the operation of the Division, the Plant, the Business or the Assets.

          The Seller has not assumed or undertaken any liability or

          corrective or remedial obligation of any other person relating to

          Environmental Laws.  "Environmental Laws"  means all federal,

          state, and local statutes, regulations, ordinances and judicial or administrative orders concerning the pollution or protection of the environment, including without limitation the Clean Air

          Act, the Clean Water Act, the Solid Waste Disposal Act, the

          Resource Conservation and Recovery Act, the Comprehensive

          Environmental Response, Compensation, and Liability Act of 1980,

          the Federal Insecticide, Fungicide and Rodenticide Act, the

          Occupational Safety and Health Act, and the Emergency Planning

          and Community Right-to-Know Act of 1986.



     9.   REPRESENTATIONS AND WARRANTIES OF BUYER.     Buyer represents and

warrants to Seller as follows:

          9.1  Due Organization, Good Standing and Power.   Buyer is a

corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to enter into this Agreement (and any other agreement contemplated hereunder and thereunder) and to perform its obligations hereunder and thereunder.



          9.2  Authorization and Validity of Agreement.     The execution,

delivery and performance of this Agreement by Buyer and the consummation by

Buyer of the transactions contemplated hereby have been duly and effectively authorized by its Board of Directors.  No other corporate action is necessary for the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Buyer and constitutes, and the agreement and instruments relating to the transactions provided for herein and contemplated hereby, after being duly executed and delivered by Buyer, will constitute the legally valid and binding obligation of Buyer enforceable in accordance with its terms,

except as the same may be limited or otherwise affected by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally,

and the entering into of such Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any of the provisions of Buyer's Certificate of Incorporation, By-Laws or any

indenture or conflict with or result in a breach of any agreement,

judgment, decree, law or regulation to which it is a party or by which it may be bound, in such

fashion as to prevent Buyer from performing its obligations hereunder and in accordance herewith.



          9.3  No Broker.     All negotiations relative to this Agreement

and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with Seller and its counsel without the intervention of any person as a result of any act of Buyer or its counsel in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finders' fee or other like payment.



     10.  EMPLOYEES.

          10.1 Except as otherwise provided in Section 10.5, Buyer may, but it shall not be obligated to, offer employment to any person or persons currently employed by the Division following the Closing.  In respect to those employees of the Division, to whom Buyer shall offer employment,

Seller agrees to encourage such persons to accept employment with Buyer.

Each of Buyer and Seller agree that, for a period of two (2) years following the Closing, neither will, without the express written consent of the other to be obtained in each case, employ or offer employment (i) in the case of Seller, to any employees of  the Division to whom Buyer shall have offered employment at a base salary equal or greater than their current base salary as employees of the Division; provided, however, that

Seller may, during such time period, employ or offer employment to any such employee who declined Buyer's offer of employment or whose employment with

Buyer has terminated and (ii) in the case of Buyer, key employees of Seller other than employees of the Division with whom Buyer's representatives had contact in connection with the transaction contemplated hereby.

          10.2 The Seller shall be solely responsible for all  Liabilities

(hereafter defined) in respect of all employees under all employee benefit plans of the Seller incurred on and prior to the Closing Date.  Without limiting the foregoing: (i) the Seller shall be solely responsible for severance obligations, if any, based on actions of the Seller on and prior to Closing; (ii) the Seller shall be solely responsible for workers'

compensation, short and long term disability, salary continuation and unemployment compensation Liabilities in existence as of the Closing Date and for long term disability Liabilities with respect to any employee disabled prior to the Closing Date; (iii) the Seller shall be solely responsible for retirement benefits (including pension, medical and dental benefits, if any) for all employees who were terminated,  and for employees who retired, on or before the Closing Date; and (iv) the Seller shall be solely responsible for all obligations accruing prior to the Closing Date under any of Seller's employee benefit plans including all pension accruals under any collective bargaining agreement.  The Seller shall indemnify and hold harmless the Buyer from and against all Liabilities and obligations of the Seller described in this Section.

          10.3 In respect to those employees of the Division to whom Buyer elects not to offer employment, said employees shall be former, terminated employees of Seller and Buyer shall have no liability or responsibility whatsoever in respect to said employees and Seller shall be responsible for the payment of all compensation and other benefits and payments to which such persons may be entitled by virtue of their employment by Seller and/or any discontinuance of their employment by Seller.



          10.4 In respect to any employees of the Division who are offered and accept employment with Buyer, Seller agrees to continue to provide health and medical insurance coverage to such persons under any group health, medical and dental plans or programs of Seller in which they currently participate, for a period up to sixty (60) days following

Closing, and Buyer agrees to reimburse Seller for the actual, out of pocket cost and actual charges of the third party administrator incurred by Seller in providing such coverage to such persons for said period.



     10.5 Seller represents and warrants to Buyer that on May 6, 1996, the number of employees of  Seller in the Division in the United States is 137

and that during the one hundred eighty (180) day period preceding the date hereof, Seller has permanently laid off no more than three (3) of its employees.  Buyer agrees to offer to hire on a full time basis and on reasonably comparable compensation arrangements, respectively, no less than ninety-one (91) of Seller's former employees of the Division of Buyer's choosing as of the Closing Date.  This Section is not intended, nor shall it be interpreted or applied, to create or give rise to any third party beneficiary rights for the employees of Seller, their heirs and assigns, or any other person who is not a party to this Agreement.  Buyer agrees not to discriminate in respect of its employment offers and hiring hereunder.



     10.6 Seller agrees to assist Buyer at Buyer's request and expense by enforcing Seller's rights under each employee confidentiality agreement following Closing.



     11.  TRANSACTIONS SUBSEQUENT TO CLOSING.

          11.1 Confidentiality/ No Competition.   For a period of five (5)

years following the Closing Date, Seller agrees to keep confidential and not disclose to any person any confidential information relating to the

Division or the Assets except information which becomes a matter of public knowledge and except as Seller may be legally required to disclose pursuant to applicable laws, regulations, court or administrative orders.

Seller agrees to obtain for Buyer the benefit of any confidentiality agreement executed by others in connection with the review by others of information preliminary to their potential acquisition of the Division.

Seller and its affiliates shall not, for a period of five (5) years from and after the Closing Date, without in each instance obtaining the prior written consent of Buyer, directly or indirectly, (i) manufacture,

assemble, sell or provide any of the products or services which are, have been or are planned to be manufactured, assembled, sold or provided by the

Division as of Closing Date anywhere in the United States or in any foreign country or territory or  (ii) enter into an agreement for the distribution,

agency, representation or private labeling of  products which are, have been or are planned to be manufactured by the Division; provided, however,

Seller may manufacture, assemble, sell or provide any  products or services; (i) which Seller purchases from Buyer; (ii) which are part of, or assembled from,  inventories retained by Seller as of the Closing Date or

(iii) to fulfill any order in Seller's backlog as of the Closing Date which is not assumed by Buyer under this Agreement or (iv) to perform any installation, manufacturing, assembly or warranty work not performed by

Buyer under the Service Agreement.

          11.2 Transfer Taxes, Recording Fees and Other Expenses.

Seller and Buyer agree to share equally the cost of, sales tax or fees, if any,  incident to the transfer of Assets hereunder.

          11.3 Receivables/Collections from Customers. Seller shall retain the accounts receivable of the Division as at the Closing Date.  On the

Closing Date Seller shall deliver to Buyer a list identifying each receivable to which Seller is entitled, which list shall include the name,

address and amount of receivable due in respect of each customer. Buyer agrees to take reasonable steps to assist in the billing and collection of

Seller's receivables after the Closing Date, in a manner consistent with

Buyer's usual receivables collection policies,  provided that Seller shall pay Buyer's out-of-pocket costs and expenses in connection with such assistance and further provided that Buyer shall have no obligation to make extra-ordinary collection efforts or to participate in any way in dunning activities, litigation or collection proceedings, except as and to the extent Buyer may agree with Seller in writing following the Closing.  If either party receives any proceeds of any sales of the other party on or after the date of Closing, the party receiving such proceeds shall apply receipts as identified by each customer's remittance and shall apply unidentified receivables at the direction of such customer after inquiry,

and shall, within five (5) days of its receipt thereof, remit same to the party entitled to such proceeds together with a statement identifying customer(s) and sales transactions(s) to which such remittance relates.



          11.4      Access.   On or after the Closing Date, on reasonable

notice, Buyer shall permit Seller and the employees, representatives and agents of Seller to have reasonable access to records of the Division

("Records") in Buyer's possession related to the Assets or the business of the Division prior to the Closing and to make copies thereof for purposes of (a) completion of any physical inventory or  (b) completion and filing of any tax returns for periods prior to the Closing Date, subject to the confidentiality provision of  Section 11.1, hereof..



          11.5 Retention of Records.         For a period of two (2) years

following the Closing Date,  Buyer will not destroy any records in Buyer's possession which are related to the Assets or to the Business conducted by the Division prior to the Closing, without Seller's prior consent, and thereafter will provide Seller thirty (30) days prior written notice of its intent to destroy such Records and an opportunity to collect and carry away such Records at the expense of Seller.



     12.  BULK SALES LAW.          Buyer hereby waives compliance with all

applicable bulk sales laws.  Seller hereby agrees to indemnify and hold harmless Buyer from and against any and all loss, damage, claims and liability (including reasonable attorney's fees) arising out of or in connection with any assertion against Buyer or the Assets of any claims of creditors of Seller except in respect of the forward obligation of Seller under the Designated Contracts and the trade payables and customer advances expressly set forth in the Closing Balance Sheet expressly assigned to and assumed by Buyer at Closing under the Assignment and Assumption Agreement.





     13.  INDEMNIFICATION

 .

          13.1 Seller.   Seller hereby agrees to indemnify and hold

harmless Buyer against and in respect of the following:

                    13.1.1    Certain Liabilities.     Any and all claims,

          debts, obligations, liabilities, costs, expenses, charges,

          assessments, liens or levies and all taxes (domestic and foreign)

          of any nature or kind, including without limitation claims for personal injury, death or property damage  ("Liabilities") of

          Seller, arising out of or in connection with Seller's ownership or operation of the Assets and the Division, and its business and affairs on and prior to the Closing Date including, without limitation, Liabilities arising from or in connection with any and all materials, products, goods or services purchased, used,

          processed, generated handled, transported, provided,

          manufactured, processed, assembled, sold, supplied, delivered or placed in commerce by Seller or the Division and its predecessors prior to the Closing Date other than forward obligations under the Designated Contracts and the trade payables and customer advances expressly set forth in the Closing Balance Sheet,

          without regard to when the event, occurrence, contingency or condition giving rise to any such Liabilities shall occur.



                         13.1.2         Misrepresentations, Breach of

          Warranty,

          Nonfulfillment.     Any and all loss, damage, liability or

          deficiency resulting from any misrepresentation, breach of warranty, breach of covenant or nonfulfillment of any covenant or agreement on the part of Seller under this Agreement or any

          Schedule hereto, including any misrepresentation in, or

          occasioned by, any certificate or any document attached as an

          Exhibit hereto or furnished by Seller pursuant to this Agreement or the instruments and agreements contemplated hereby.



                    13.1.3         Certain Patent Matters.  Seller hereby

               indemnifies and holds Buyer harmless from and against any

               and all loss, damage or liability, out-of-pocket costs and expenses including reasonable attorneys' fees and expert

               witness fees, arising out of or in connection with any

               claim, demand, action, proceeding or suit brought by a third party that asserts or alleges that certain patents or

               processes included in the Assets or products is infringes

               upon a patent of such party as disclosed in Schedule 8.1.13

               (hereinafter referred to as the "Lemelson Claim").



                              13.1.4         Litigation and Claims.   Any

               and all actions, suits,  proceedings, demands, claims,

               assessments, judgments, costs and reasonable legal and other expenses incidental to any of the foregoing.



          13.2 Buyer.    Buyer hereby agrees to indemnify and hold harmless

Seller against and in respect of the following:



                              13.2.1    Certain Liabilities.     Any and

               all Liabilities of Buyer arising out of or in connection

               with (i) the non-performance of those obligations expressly assumed by Buyer in its undertaking as given under

               Subsection 7.2.2, hereof, or (ii) the ownership and/or

               operation by Buyer of the Assets after the Closing Date.



                    13.2.2    Misrepresentations, Breach of Warranty,

Nonfulfillment.

               Any and all loss, damage, liability or deficiency resulting from any misrepresentation, breach of warranty, breach of

               covenant or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement, including any

               misrepresentation in, or occasioned by, any certificate or any document attached as an Exhibit hereto or furnished by

               Buyer pursuant to this Agreement or the instruments and

               agreements contemplated hereby.

                    13.2.3    Litigation and Claims.   Any and all actions,

suits,

               proceedings, demands, claims,  assessments, judgments, costs and reasonable legal and other expenses incidental to any of the foregoing.



          13.3 Limitations Upon Indemnification Obligations.



                    13.3.1     Except in respect of Seller's obligation

          under Sections 10, 11.1 and 12, which shall not be limited, the monetary liability of either party to indemnify and hold harmless the other party under Subsections 13.1.2 and 13.2.2,

          respectively, shall not exceed in the aggregate eight million dollars ($8,000,000) and neither party shall have any obligation to indemnify the other party until the aggregate amount of all claims for which the indemnifying party is obligated to indemnify exceeds $75,000  in the aggregate (the "Threshold"), whereupon the indemnifying party shall be liable to the indemnified party for all amounts in excess of the Threshold.  All claims for indemnification shall be net of recoveries under insurance policies and after tax effect of the party to be indemnified.



                         13.3.2     Except in respect of Seller's

          obligations under Sections 10, 11.1 and 12,  the obligations of either party to indemnify and hold harmless the other party shall cease and no longer be effective after two (2) years following the Closing Date; that such obligations shall continue (i) for the applicable statute of limitations period and any period of waiver or extension thereof with respect to any tax or employee liabilities, and (ii) without limit as to time with respect to

          Liabilities arising from product liability claims, claims

          relating to the title to, and liens in respect of,  the Assets,

          claims for personal injury, death and property damage, the

          Lemelson claims and claims based upon alleged violation of

          Environmental Laws .



          13.4 Indemnified Litigation.  Promptly after receipt by a party to be indemnified under this Section 13 ("Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified

     Party shall, if a claim in respect thereof is to be made hereunder,

     notify the party which is to indemnify hereunder ("Indemnifying

     Party") in writing of the claim of the commencement of that action.

     If any such claim shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be obligated to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and entitled to settle and compromise any such claim or action; provided, however,

     that if  the Indemnified Party has a legitimate business, reputational or other interest with respect to the matter in controversy, the defense of the matter shall be conducted with reasonable regard to such legitimate interest of the Indemnified Party.  After assuming the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 13 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the

     Indemnified Party's reasonable judgment, it is advisable for the

     Indemnified Party to be represented by separate counsel, and in that event, the fees and expenses of such separate counsel shall be paid by the Indemnified Party.  Buyer and Seller shall render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.



          14.  ENTIRE AGREEMENT; NATURE AND SURVIVAL OF REPRESENTATIONS AND

WARRANTIES.    This Agreement (including the Schedules hereto) and the

agreements, documents and instruments entered into as provided herein constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.  Except as provided in Subsection 13.3.2, hereof, the representations, warranties,

covenants, agreements and indemnifications provided for shall survive the

Closing for a period of two (2) years following Closing and shall be unaffected by any investigation made by any party hereto.



     15.  AMENDMENT; WAIVER.  This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or in any documents delivered or to be delivered pursuant to this Agreement or in connection with the Closing hereunder.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.



     16.  EXPENSES. Whether or not the transactions contemplated by this

Agreement are completed, and except as specifically provided otherwise herein, each party to this Agreement shall bear and pay its own respective costs and expenses in connection with the negotiations, preparation,

execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, any and all legal and accounting fees and expenses.



     17.  SECTION AND PARAGRAPH HEADINGS.    The section and paragraph

headings contained in this Agreement  are for reference purposes only and shall not affect in any way the meaning or interpretation of this

Agreement.  Any usage of the term "person" and/or reference to the male gender in this Agreement is made for convenience only and said term and such reference shall be deemed to include natural persons of either sex and corporations, unless a contrary meaning is indicated.



     18.  NOTICES.  All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and except as otherwise specifically provided for herein, shall be deemed to have been duly given if delivered personally, by overnight courier,  by telefax or by

U.S. mail, first class, postage prepaid, return receipt requested, as follows:

          (a)  If to Seller:       Newcor, Inc.
                              1825 South Woodward Ave., Suite 240
                              Bloomfield Hills, MI  48302-0574

               Attention:          W. John Weinhardt
                              President

               with a copy to:     J. Kevin Trimmer, Esq.
                              Miller, Canfield, Paddock and Stone, P.L.C.
                              1400 N. Woodward, Suite 1400
                              Bloomfield Hills, MI  48304


          (b)  If to Buyer:        ABB Flexible Automation Inc.
                              1250 Brown Road
                              Auburn Hill, MI 48326

               Attention:          Joseph D. Carney
                              Executive Vice President
                              Systems Divisions


               with a copy to:     E. Barry Lyon, Esq.
                              ABB Inc.
                              501 Merritt 7
                              6th Floor
                              Norwalk, CT 06851

or to such other address as either party shall have specified by notice in writing to the other party.  Except as otherwise specifically provided for herein, all such notices, requests, demands and communications shall be deemed to have been received on the date of delivery by courier or telefax or on the third (3rd) business day after the mailing thereof.



     19.  COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



     20.  PARTIES IN INTEREST; ASSIGNMENT.   This Agreement shall inure to

the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that any assignment of this Agreement or of the rights hereunder by Seller without the written consent of Buyer

(which consent may be withheld by Buyer with or without reason) shall be void, and any assignment of this Agreement or of the rights hereunder by

Buyer (except to an affiliate of Buyer) without the written consent of

Seller (which consent shall not be unreasonably withheld) shall be null and void and without force and effect.  No assignment shall relieve Buyer or

Seller of their respective obligations under this Agreement..



     21.  TERMINATION.



               In addition to the termination provisions set forth in

Sections 4 and 7 hereof, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time by mutual written consent of Buyer and Seller, whereupon there shall be no liability on the part of Buyer or Seller or their respective officers, directors,

employees or agents in respect to the subject matter hereof.



     22.  SEVERABILITY.  If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.



     23.  FURTHER ASSURANCES.  At the Closing, and from time to time thereafter, at the reasonable request of Buyer and at Buyer's expense for any out-of-pocket costs to Seller, Seller shall execute and deliver to

Buyer or at Buyer's direction such other instruments of sale, transfer,

conveyance, assignment, setting over and delivery and such assurances, and shall take or cause to be taken all such other actions, as the Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to and vest in Buyer, and to place Buyer in possession and control of, the Assets, or to enable Buyer to exercise and enjoy the rights and benefits of ownership thereof, as provided in this Agreement.



     24.  MICHIGAN LAW TO GOVERN.  This Agreement shall be governed by, and construed in accordance with, the laws (except as to conflicts of law) of the State of Michigan.

 .

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.



Witness:                           NEWCOR, INC.



By:_________________________            By:_____________________________
                                   Title:____________________________



Witness:                           ABB FLEXIBLE AUTOMATION INC.


By:__________________________           By:______________________________
                                   Title:_____________________________




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